Filed in the Office of	Business Number E0671412011-7
[signature]	Filing Number 20233221036
Secretary of State State Of Nevada	Filed On 5/25/2023 1:45:00 PM
	Number of Pages 4

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Atlas Lithium Corporation Entity or Nevada Business Identification Number (NVID): E0671412011-7
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article 3 is amended as set forth on Annex A attached hereto. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Signature of Officer or Authorized Signer — President, Title X Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article 3 of the Corporation's articles of incorporation is hereby amended as set forth on Annex A attached hereto, which is incorporated herein by this reference, to be effective as of December 20, 2022, at 12:24:11 pm Pacific time as indicated in the Certificate of Validation (pursuant to NRS 78.0296) attached as the final page.

[See attached pages.]

This form must be accompanied by appropriate fees.

ATLAS LITHIUM CORPORATION

CERTIFICATE OF AMENDMENT

Annex A

Article 3 of the articles of incorporation of Atlas Lithium Corporation is hereby amended to read in its entirety as follows:

> "The total authorized capital stock of the Corporation shall consist of (i) Four Billion (4,000,000,000) shares of Common Stock, par value $0.001 per share, and (ii) Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share. The Board of Directors is hereby vested, to the fullest extent permitted under the Nevada Revised Statutes, with the authority to designate from time to time, by duly adopted resolution and the filing with the Nevada Secretary of State of a corresponding certificate of designation, one or more series of the Preferred Stock, to fix the number of shares constituting such series and to prescribe the voting powers, designations, preferences, qualifications, limitations, restrictions and relative, participating, optional and other rights of such series. Any such resolution and certificate of designation prescribing a series of Preferred Stock must designate a distinguishing letter and/or title for such series. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by the articles of incorporation, including the certificate of designation relating to such series of Preferred Stock, or the NRS. To the extent provided in the certificate of designation relating to a series of Preferred Stock, the board of directors may increase (but not above the total number of then authorized and undesignated shares of Preferred Stock) or decrease (but not below the number of shares of that series then outstanding) the number of shares of such series."

* * * *

ATLAS LITHIUM CORPORATION
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
(Increase Common Stock)

Certificate of Validation Pursuant to NRS 78.0296

The undersigned officer of Atlas Lithium Corporation, a Nevada corporation, hereby certifies that the filing accompanying this certificate of validation is being made in connection with a ratification or validation of a corporate act in accordance with NRS 78.0296, with such filing to be effective as of December 20, 2022 at 12:24:11 PM Pacific time.

____
Name: Marc Fogassa
Title: President